UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

CARDCONNECT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36846	46-5380892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Continental Drive, Suite 300, King of Prussia, PA	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 581-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 29, 2016 (the “Closing Date”), the registrant consummated the previously announced transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 7, 2016, as amended June 24, 2016, by and among the registrant, FinTech Merger Sub, Inc., a wholly-owned subsidiary of the registrant (“Merger Sub”), and FTS Holding Corporation (“CardConnect”). The Merger Agreement provided for the acquisition of CardConnect by the registrant pursuant to the Merger of CardConnect with and into Merger Sub (the “Merger”).

In connection with the closing of the Merger (the “Closing”), the registrant changed its name from FinTech Acquisition Corp. to CardConnect Corp. and Merger Sub changed its name to FTS Holding Corporation. Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to the combined company and its subsidiaries, “FinTech” refers to the registrant prior to the closing of the Merger and “CardConnect” refers to FTS Holding Corporation prior to the Merger.

On August 4, 2016, the Company filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the closing of the Merger and related matters under Items 1.01, 2.01, 2.02, 3.03, 5.01, 5.02, 5.03, 5.08 and 9.01 of Form 8-K. Due to the large number of events to be reported under the specified items of Form 8-K, this Form 8-K/A is being filed to amend the Original Form 8-K to include additional matters related to the closing of the Merger under Items 1.02, 2.03, 3.01 and 5.06 of Form 8-K.

Item 1.02. Termination of Material Agreement.

In connection with the consummation of the Merger, on July 29, 2016, CardConnect terminated the Amended and Restated Credit Agreement, dated as of July 12, 2012, by and between the Financial Transaction Services, LLC and its subsidiaries, CardConnect, Bank of America, N.A. and certain lenders party thereto (as amended, the “Existing Credit Facility”). In connection with the consummation of the Merger, the outstanding balance of approximately $58.1 million under the Existing Credit Facility was repaid. The Existing Credit Facility had a weighted average interest rate of 2.42% as of June 30, 2016 and had a maturity date of August 30, 2017. Upon the termination of the Existing Credit Facility, CardConnect did not pay any termination and/or prepayment fees.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement—Credit Agreements” in the Original 8-K is incorporated in this Item 2.03 by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 29, 2016, in connection with the closing of the Merger, all of the units of the Company separated into their component parts of one share of common stock and one warrant to purchase one share of common stock of the Company, and the units ceased trading on NASDAQ.

Item 5.06 Change in Shell Company Status.

As a result of the Merger, the Company ceased to be a shell company as of the Closing Date. The material terms of the Merger are described in FinTech’s definitive proxy statement/prospectus filed with the Securities and Exchange Commission on July 12, 2016 in the section entitled “Proposal No. 1—The Merger Proposal—The Merger Agreement” beginning on page 62, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDCONNECT CORP.

Dated: August 4, 2016	By:	/s/ Jeffrey Shanahan
	Name:	Jeffrey Shanahan
	Title:	Chief Executive Officer and President